Exhibit 99.2

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Agreement to Acquire J.P. Turner

Accretive Acquisition Accelerates Build Out of Network of

Independent Retail Broker-Dealers and Financial Advisors

J.P. Turner Ranked Top 50 Among Independent Retail Broker-Dealers in the United States by Investment News

New York, New York, January 17, 2014 – RCS Capital Corporation (“RCAP”) (NYSE: RCAP) announced today that it has entered into an agreement to purchase J.P. Turner & Company, LLC, an independent brokerage and investment banking firm, and its affiliated investment advisory company, J.P. Turner & Company Capital Management, LLC (collectively, “J.P. Turner”).

Following the acquisition, J.P. Turner will become part of the independent financial advisor network at RCAP and will complement and help to further diversify RCAP’s revenue base, which presently is derived from its wholesale distribution business, investment banking and capital markets services activities, investment management work, and transaction management and transfer agency lines of business.

Nicholas S. Schorsch, Executive Chairman of RCAP, commented, “The acquisition of J.P. Turner, one of the finest independent retail broker-dealers in the nation, represents another important step in realizing RCAP’s strategic vision to become the leading financial services firm focused on the direct investment sector. This transaction further expands our network of quality broker-dealers and financial advisors and provides enhanced value for our stockholders. We believe that J.P. Turner both complements our existing wholesale distribution brokerage business and enhances the ability of RCAP to successfully meet the needs of our retail investors.”

William M. Kahane, Chief Executive Officer of RCAP, commented, “J.P. Turner offers its investor clients a compelling mix of leading-edge technology, access to incisive third-party research, and top performing non-proprietary investment products. With the acquisition of First Allied Securities by RCAP Holdings alongside RCAP’s previously announced and pending acquisitions of Investors Capital Holdings, Summit Financial Services, Cetera Financial Group and now J.P. Turner, we find ourselves well positioned to marry the strengths and resources of Wall Street with the values and perspectives of Main Street.”

William L. Mello, Co-Founder of J.P. Turner, commented, “We could not be more excited to join the RCAP family of companies. RCAP’s distinguished management team, clear commitment to the independent broker-dealer channel, and dedication to, above all else, putting investors first, make this a great day for everyone at J.P. Turner.”

“We are extremely pleased to have the opportunity to partner with RCAP, while maintaining our current operating structure,” commented Timothy W. McAfee, Co-Founder of J.P. Turner. “We are excited about the opportunities this relationship will provide our representatives, their clients and the firm’s employees.”

The transaction is expected to close later in 2014 and is subject to certain regulatory approvals and filings and certain customary and other closing conditions, including completion by RCAP of its pending acquisition of Cetera Financial Holdings, Inc.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA-registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC-registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of RCAP’s prospectus. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite approvals for the acquisition, including, among other things, regulatory approval of certain changes in control of the J.P. Turner’s FINRA-regulated broker-dealer businesses; market volatility; unexpected costs or unexpected liabilities that may arise from the acquisition, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian D. Jones, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bjones@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500